UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 23, 2009
Tier Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23195	94-3145844

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation	File Number)	Identification No.)

10780 Parkridge Blvd., 4th Floor	20191
Reston, Virginia

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 571-382-1000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
On February 23, 2009, Tier Technologies, Inc. (the “Company”) amended the Rights Agreement, dated January 10, 2006, between the Company and American Stock Transfer and Trust Company, as Rights Agent (as amended, including pursuant to the First Amendment to Rights Agreement dated as of July 12, 2007, the “Rights Agreement”), by entering into a Second Amendment to the Rights Agreement (the “Amendment”).
Pursuant to the Amendment, the definition of “Acquiring Person” set forth in Section 1(a) of the Rights Agreement has been amended to increase the beneficial ownership threshold from 15% to 25%. In addition, a conforming change has been made to Section 3(a) of the Rights Agreement by replacing the figure “15%” in that Section with the figure “25%”.
This summary description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 4.1 and incorporated herein by reference.
Item 3.03. Material Modifications to Rights of Security Holders.
See the description set forth under “Item 1.01. Entry into a Material Definitive Agreement,” which is incorporated into this Item 3.03 by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 23, 2009, the Company’s board of directors (the “Board”) adopted an amendment to the Company’s Amended and Restated Bylaws. The amendment revised Section 1.3 to require the Secretary of the Company to call a special meeting of stockholders within 90 days of the Company’s receipt of written request for such a meeting signed by the holders of at least 10% of the voting power of the outstanding shares of the Company’s stock, if the request complies with the requirements of Section 1.3. The full text of the Amended and Restated Bylaws, as amended by the amendment, is attached as Exhibit 3.1 to this report.
Item 7.01. Regulation FD Disclosure.
As part of its decision to revise the Company’s Rights Agreement, the Board resolved to establish a committee, or delegate to an existing committee of the Board, in either case comprised entirely of directors who are independent of the management of the Company and free from any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment, which committee shall (1) review and evaluate the Rights Agreement in light of all factors the committee deems relevant, in order to consider whether the maintenance of the Rights Agreement continues to be in the interests of the Company and its stockholders, and (2) no later than March 1, 2010, communicate its conclusions to the full Board, including any recommendation in light thereof as to whether the Rights Agreement should be modified or the rights should be redeemed.

Item 9.01. Financial Statements and Exhibits.
(d)       Exhibits
See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIER TECHNOLOGIES, INC.
Date: February 24, 2009	By:	/s/ Keith S. Omsberg
		Name:	Keith S. Omsberg
		Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws, as amended, of the registrant.

4.1	Second Amendment to Rights Agreement, dated as of February 23, 2009, between Tier Technologies, Inc. and American Stock Transfer and Trust Company, as Rights Agent.